UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): May 15, 2023

EASTERN BANKSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-39610	84-4199750
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

265 Franklin Street			02110
Boston	,	MA
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (800) 327-8376
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EBC	Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 15, 2023, Eastern Bankshares, Inc. (the “Company”) held its 2023 annual meeting of shareholders (the “Annual Meeting”). The shareholders of the Company considered and acted upon the following proposals at the Annual Meeting:

1. Election of Directors. By the vote reported below, the shareholders elected the following four nominees to serve as directors of the Company for a term to end at the Company’s 2026 annual meeting of shareholders:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Luis A. Borgen	122,181,563	4,133,339	1,317,097	21,531,844
Diane S. Hessan	103,950,971	22,379,025	1,302,003	21,531,844
Robert F. Rivers	118,230,791	8,257,681	1,143,527	21,531,844
Paul D. Spiess	121,808,255	4,481,163	1,342,581	21,531,844

2. Advisory Vote on Named Executive Officer Compensation. By the vote reported below, the shareholders approved, on an advisory basis, the compensation paid to the named executive officers of the Company, as set forth in the Company's Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
115,253,065	9,559,828	2,819,106	21,531,844

3. Ratification of the Appointment of Ernst & Young LLP. By the vote reported below, the shareholders ratified the appointment of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. There were no broker non-votes on this matter.

Votes For	Votes Against	Abstentions
141,779,867	6,064,440	1,319,536

Item 9.01    Financial Statements and Exhibits.
(d)        Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTERN BANKSHARES, INC.

DATE: May 17, 2023	By:	/s/ James B. Fitzgerald
James B. Fitzgerald
Chief Financial Officer